Exhibit 23(a)



Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 2000 incorporated by reference in WPS Resources Corporation's and Wisconsin Public Service Corporation's joint Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

  /s/ Arthur Andersen LLP

August 29, 2000
Milwaukee, Wisconsin